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                                                              Exhibit 10.8 (a)


                             CONFIDENTIAL TREATMENT

                                LICENCE AGREEMENT

         (DOCUMENT IDENTIFICATION CODE: LEUKOSITE/IC/NHLI/0012/LICENCE)


THIS AGREEMENT (hereinafter called the "LICENCE AGREEMENT") is made effective the Thirty First day of January, 1996 (hereinafter called the "EFFECTIVE DATE").


BY AND BETWEEN:

THE IMPERIAL COLLEGE OF SCIENCE, TECHNOLOGY & MEDICINE of Sherfield Building, London SW7 2AZ, England (hereinafter called the "COLLEGE"); and

IMPERIAL EXPLOITATION LIMITED, a company organised under English law and having a registered office at Sherfield Building, London SW7 2AZ, England (hereinafter called the "LICENSOR");


                                                              OF THE FIRST PART,


AND:

LEUKOSITE INCORPORATED, a company organised under the laws of the state of Delaware, United States of America, having a principal office at 215 First Street, Cambridge, MA 02142, United States of America (hereinafter called the "LICENCEE")


                                                             OF THE SECOND PART.


WITNESSETH:


A.      WHEREAS, Timothy John Williams, Peter John Jose, David A.
        Griffiths-Johnson and John Justin Hsuan (hereinafter called the "INVENTORS"), have made certain discoveries and inventions in the field of Eosinophil Chernotactic Cytokines (hereinafter called the "INVENTION"); and


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B.      WHEREAS, Timothy John Williams, Peter John Jose and David A.
        Griffiths-Johnson as employees The National Heart & Lung Institute of Dovehouse Street, London SW3 6LY, England (hereinafter "NHLI") at the time of the making of the INVENTION have assigned their right, title and interest in the invention to NHLI; and

C. WHEREAS, John Justin Hsuan as an employee of The Ludwig Institute for Cancer Research formerly of Hedges House, 153-155 Regent Street, London WIR 7FD, England (hereinafter the "LUDWIG") at the time of the making of the INVENTION has assigned his right, title and interest in the invention to LUDWIG; and

D. WHEREAS, applications have been filed in the United Kingdom and other territories in the joint names of NHLI and LUDWIG for the granting of letters patent relating to the said the INVENTION, further described in Schedule A hereto (hereinafter all collectively called the "PATENT APPLICATIONS"); and

E. WHEREAS, NHLI on August 1, 1995 ceased to be an independent legal entity and became a constituent part of the COLLEGE; and

F. WHEREAS, Ludwig have by deed of assignment, appended hereto as Schedule B, assigned its entire right, title and interest in and to the INVENTION and the PATENT APPLICATIONS to the COLLEGE; and

G. WHEREAS, the COLLEGE has appointed the LICENSOR to act as its agent for the purpose of granting Licences under the PATENT RIGHTS, as hereinafter defined, relating to the INVENTION; and

H. WHEREAS, LICENSOR represents that COLLEGE is the true, sole and rightful owner of the said INVENTION; and

I. WHEREAS, COLLEGE and LICENSOR desire that the INVENTION be developed and made available to the public; and

J. WHEREAS, LICENCEE is willing to make a commitment to develop products embodying the INVENTION for use by and for the general public; and

K. WHEREAS, LICENCEE represents that it is engaged in the business of research and development of products in fields related to the INVENTION; and


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L.      WHEREAS, LICENCEE is prepared to undertake a programme for the development, manufacture and sale of LICENCED PRODUCTS, as hereinafter defined, provided that LICENCEE is able to obtain a Licence under the PATENT RIGHTS with exclusivity to protect its investment in such programme; and

M. WHEREAS, LICENSOR recognises that LICENCEE requires such a Licence in order to justify the investment in funding and personnel needed to develop and market LICENCED PRODUCTS; and

N.      WHEREAS, LICENCEE desires to obtain such a Licence under the PATENT
        RIGHTS; and

O. WHEREAS, LICENSOR is willing to grant to LICENCEE such a Licence under the PATENT RIGHTS;

NOW, THEREFORE, in consideration of the premises and the performance of the covenants herein contained, IT IS AGREED AS FOLLOWS:

1        DEFINITIONS

For the purposes of this LICENCE AGREEMENT, and solely for such purposes, the terms hereinafter set forth shall have the following respective meanings:

(a) "PATENT RIGHTS" shall mean rights to and in the PATENT APPLICATIONS as identified in Schedule A hereof and in respect of letters patent, Patent Co-operation Treaty applications, European Patent Convention applications or applications under similar administrative international conventions, patent applications in the listed or designated countries, together with any divisional, continuation, continuation-inpart, substitute, reissue, extension, supplementary protection certificate or other application based thereon and all letters patent resulting therefrom.

(b) "VALID CLAIM" shall mean a claim of an issued, unexpired patent within the PATENT RIGHTS or a mutually agreed claim being prosecuted in a pending application within the PATENT RIGHTS. A claim of an issued, unexpired patent shall be presumed to be valid unless and until it has been held to be invalid by a final judgement of a court or administrative body of competent jurisdiction from which no appeal can be or is taken. A claim being prosecuted in a pending


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         application shall be presumed to be mutually agreed and valid unless
         LICENSOR is notified by LICENCEE in writing that said claim should no longer be regarded as such. For the purposes of royalty determination and payment under Article 4 hereof, any mutually agreed claim being prosecuted in a pending patent application shall be deemed to be the equivalent of a valid claim of an issued, unexpired patent.

(c) "CONTROL", "CONTROL(S)" or "CONTROLLED" shall refer to ownership of at least fifty percent (50%) of the stock of a corporation or Organisation entitled to vote upon election of directors thereof.

(d) "AFFILIATE" or "AFFILIATES" shall mean any company(ies), corporations or organisation(s) which Ware) directly or indirectly CONTROLLED by LICENCEE.

(e) "SUBLICENCEE" or "SUBLICENCEES" shall mean company(ies), corporations or organisation(s) to whom or which the LICENSOR shall Licence PATENT RIGHTS, LICENCED PRODUCTS, marketing rights, SALES rights or any other form of right of whatsoever kind, rights to which are conferred herein by the LICENSOR upon the LICENCEE.

(f) "SOLD", "SALE", "SALES", "SELL", "SELLING" and "SELLS" shall refer to the act of selling or disposing of for value.

(g) "USE", "USES" and "USED" shall refer to the act of using for any commercial purposes whatsoever.

(h)      "SELLER" shall mean one who SELLS.

(i) "LICENCED PRODUCT" shall mean any product covered by a VALID CLAIM of the PATENT RIGHTS or made by a method covered by a VALID CLAIM of the PATENT RIGHTS or that is SOLD by LICENCEE. or an AFFILIATE under conditions or circumstances which, if unLicenced, would amount to infringement or contributory infringement or inducement of infringement of the PATENT RIGHTS.

(j) "NET SALES VALUE" shall mean actual billings by the SELLER (LICENCEE or AFFILIATE or SUBLICENCEE) for SALE of LICENCED PRODUCT less the following deductions where they are factually applicable:


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********************************************************************************
         *****

********************************************************************************
         ******************************************

********************************************************************************
         ***********************************************************************
         *****

************************************************************

         No allowance or deduction shall be made for commissions or collections, by whatever name known.

         The NET SALES VALUE of any LICENCED PRODUCT that is USED by LICENCEE or AFFILIATE or SUBLICENCEE or SOLD by LICENCEE or AFFILIATE or SUBLICENCEE to any person, firm or corporation controlling, controlled by, or under common control with LICENCEE or an AFFILIATE or enjoying a special course of dealing with LICENCEE or an AFFILIATE, shall be determined for the LICENCED PRODUCT so USED or SOLD by reference to the NET SALES VALUE thereof which would apply hereunder in an arm's length SALE to a third party other than such person, firm or corporation.

(k) "FINAL PRODUCT FORM" shall mean a LICENCED PRODUCT in a dosage form suitable for final usage by the administering physician or other consumer.

(l) "BULK PRODUCT FORM" shall mean a LICENCED PRODUCT in a form other than FINAL PRODUCT FORM.

(m) "LICENCED FIELD" shall mean the making or SELLING Of LICENCED PRODUCT for therapeutic treatment of or diagnosis of disease in humans employing such LICENCED PRODUCTS.

(n) "MARKETING AUTHORISATION" shall mean allowance granted by the appropriate national body within a country to market and SELL LICENCED PRODUCT for therapeutic use in the LICENCED FIELD.

2.       LICENCE

LICENSOR hereby grants to LICENCEE and LICENCEE hereby accepts from LICENSOR, upon the terms and conditions herein specified:


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(a)      An exclusive, as hereinafter specified in Article 10 hereof, and non-assignable Licence under the PATENT RIGHTS to make, to have made, to USE and to SELL LICENCED PRODUCTS for use in the LICENCED FIELD, including a Licence to USE processes covered by the PATENT RIGHTS, in all countries in which the PATENT RIGHTS are or shall be in effect and in their respective territories and possessions, to the full end of their term or terms on a country-by-country basis for which the PATENT RIGHTS are issued, unless sooner terminated as hereinafter provided.

(b) The right to extend to its AFFILIATES and SUBLICENCEES the Licence and rights granted pursuant to Article 2 hereof, provided LICENCEE promptly notifies LICENSOR in writing of each such extension.

(c) LICENCEE agrees to be responsible for the performance hereunder by its AFFILIATES and SUBLICENCEES to which the Licence and rights shall have been extended pursuant to Article 2 hereof.

(d) For the purposes of reporting and making payments of earned royalties under this LICENCE AGREEMENT, the manufacture, SALE or USE of LICENCED PRODUCTS by any AFFILIATE or SUBLICENCEE to which the Licence and rights shall have been extended pursuant to Article 2 hereof shall be considered the manufacture, SALE or USE of such LICENCED PRODUCTS by LICENCEE; however, provided LICENCEE shall so notify LICENSOR in advance thereof in writing, any such AFFILIATE or SUBLICENCEE may make the pertinent reports and royalty payments specified in Article 4 hereof directly to LICENSOR on behalf of LICENCEE, otherwise, such reports and payments on account of SALES or USES of LICENCED PRODUCTS by each AFFILIATE or SUBLICENCEE shall be made by LICENCEE; and, in any event, the SALES or USES of LICENCED PRODUCTS by each such AFFILIATE or SUBLICENCEE shall be separately shown in the reports to LICENSOR if such information is readily available to LICENCEE.

(e) No other, further or different Licence or right and, except as expressly provided in Article 2 hereof, no further power to subLicence is hereby granted or implied.

(f) LICENSOR grants to LICENCEE a sole and exclusive option to add to the PATENT RIGHTS the entire right, title and interest of COLLEGE or an affiliate, to any invention conceived solely by


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         employees of COLLEGE or an affiliate or jointly with employees of
         LICENCEE and/or another third party, or first actually reduced to practice, on a programme of research support provided by LICENCEE to COLLEGE or an affiliate thereof and mutually agreed at the time of agreeing on the terms of a research agreement covering said research as falling within the scope of this Article 2(f), said option to continue for as long as such support is being provided by LICENCEE and for three
         (3) months thereafter. Upon written notice by LICENCEE, these rights to such inventions shall automatically be added to the PATENT RIGHTS at no additional fee or cost to LICENCEE and all other terms and conditions of this LICENCE AGREEMENT shall apply; providing, however, that if any LICENCED PRODUCT sold by LICENCEE or an affiliate is covered only by a patent jointly owned by COLLEGE or an affiliate, the royalty rate, milestone payments and all other payments due to LICENSOR hereunder shall be reduced by fifty percent (50%).

(g) LICENSOR, COLLEGE and their AFFILIATES additionally grant LICENCEE on a royalty free, paid-up, worldwide basis:

         (i) a non-exclusive Licence to use all know-how, data and other technical information relating to the PATENT RIGHTS and/or developed under a programme of research supported by LICENCEE; and

         (ii) an exclusive right and Licence to receive, use and/or sell all biological materials created by LICENSOR, COLLEGE and their AFFILIATES and relating to the PATENT RIGHT'S and/or created on a programme of research supported by LICENCEE.

3.      LICENCE ISSUE FEES

(a)      LICENCEE shall pay to LICENSOR a Licence issue fee of *****************
         ***********************************************************************
         ***************************************** of the Licence Issue Fee
         shall be paid within thirty (30) days following execution and delivery of this LICENCE AGREEMENT and payment of the remaining **************** ************************************************ of the Licence issue
         Fee shall fall due on July 31, 1996.

(b) ******************* of all Licence issue fees amounting to ******** ******************************************************* shall be creditable once and once only against royalties payable under this


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         LICENCE AGREEMENT on SALES of LICENCED PRODUCT subject to a maximum reduction in any royalties due in each quarterly reporting period of ********************* of the total due pursuant to Article 4 herein. Such reduction in royalties shall continue until Licensor has reduced cumulative royalties payable be the said ******************************
         ***********************************

4.       MILESTONE PAYMENTS, ROYALTIES, RECORDS AND REPORTS

(a) LICENCEE shall pay to LICENSOR a milestone payment of ***** ************************************************ on first entry of the each LICENCED PRODUCT into its first phase I clinical trial anywhere in the world.

(b) LICENCEE shall pay to LICENSOR a milestone payment of ******* ******************************************** on first entry of the each
         LICENCED PRODUCT into its first phase HI clinical trial anywhere in the world.

(c) LICENCEE shall pay to LICENSOR a milestone payment of ***** ******************************************************** on first application for MARKETING AUTHORIZATION for each LICENCED PRODUCT anywhere in the world.

(d) LICENCEE shall pay to LICENSOR a milestone payment of ****** ******************************************************** on first issuance of MARKETING AUTHORIZATION for each LICENCED PRODUCT anywhere in the world.

(e) ******************* of all milestone payments for each LICENCED PRODUCT made pursuant to Articles 4(a), 4(b), 4(c) and 4(d) herein shall be creditable once and once only against royalties payable under this LICENCE AGREEMENT on SALES of all LICENCED PRODUCTS subject to a maximum reduction in any royalties due in each quarterly reporting period of ******************** of the total due pursuant to Article 4 herein. Such reduction in royalties in respect of each LICENCED PRODUCT shall continue until Licensor has reduced cumulative royalties payable by the ****************************************************************
         ********************* in respect of royalties due on each LICENCED PRODUCT.


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(f)      For the rights and privileges granted under this LICENCE AGREEMENT,
         LICENCEE shall pay to LICENSOR, in the manner provided herein, to the end of the term or terms of the PATENT RIGHTS or until this LICENCE AGREEMENT is terminated as hereinafter provided, earned royalties computed as a percentage of the NET SALES VALUE of all LICENCED PRODUCTS that are made, USED or SOLD by or for LICENCEE or AFFILIATES or SUBLICENCEES under this LICENCE AGREEMENT; the percentage of NET SALES VALUE to be as follows:

         (i) ******************* of the NET SALES VALUE of annual SALES of LICENCED PRODUCTS SOLD for therapeutic use; and

         (ii) ********************** of the NET SALES VALUE of annual SALES of LICENCED PRODUCTS SOLD for diagnostic use); and

(g) Earned royalty shall be paid pursuant to Article 4 hereof on all LICENCED PRODUCTS made, SOLD or USED under this LICENCE AGREEMENT; however, earned royalty shall be payable hereunder as to a given LICENCED PRODUCT only when a Licence right granted herein is utilised in the manufacture or SALE or USE thereof, and the earned royalty payable on a given LICENCED PRODUCT made hereunder shall not become due and owing until such LICENCED PRODUCT is SOLD or USED.

         Any LICENCED PRODUCT made under a Licence granted pursuant to this LICENCE AGREEMENT prior to the termination or expiration of the applicable PATENT RIGHTS and not SOLD or USED prior to the termination or expiration of such PATENT RIGHTS shall be subject to the payment of royalties hereunder when SOLD or USED, even though such SALE or USE occurs after the termination or expiration of all pertinent Licences or rights granted hereunder.

         The earned royalty for any particular LICENCED PRODUCT shall be due upon the first bona fide arm's length SALE or USE thereof and any subsequent SALE or USE of such LICENCED PRODUCT by other than LICENCEE or an AFFILIATE shall be royalty free.

(h) Notwithstanding the provisions of Article 4 hereof, in the case of transfers or SALES of any LICENCED PRODUCT between LICENCEE, AFFILIATES and SUBLICENCEES, one and only one royalty shall be payable thereon and such royalty shall become


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         payable upon the final SALE thereof to a third party or final USE thereof by LICENCEE or AFFILIATE.

(i) LICENCEE shall keep full, true and accurate books of account containing all particulars which are necessary for the purpose of showing the amount payable to LICENSOR by way of royalty as aforesaid or by way of any other provision hereunder. Said books of account shall be kept at LICENCEE's principal place of business. Said books and the supporting data shall be maintained and kept open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain (and access shall not be denied thereafter, if reasonably available), to the inspection of an independent accountant retained by LICENSOR and reasonably acceptable to LICENCEE for the purpose of verifying LICENCEE's royalty statements, or LICENCEE's compliance in other respects with this LICENCE AGREEMENT. Such inspections shall not be conducted more than once per year. Names of customers and other confidential information shall not be disclosed to LICENSOR by such independent accountant. Such accountant shall be retained at LICENSOR's sole expense, unless during any such inspection a deficiency in payments to LICENSOR of five percent (5%) or more is determined to exist in which event LICENCEE shall within thirty (30) days reimburse LICENSOR for the full expense of retaining such accountant, including but not limited to professional and administrative fees, travel and subsistence costs.

(j) LICENCEE within thirty (30) days after the first day of January, April, July and October of each year shall deliver to LICENSOR a true and accurate report, giving such particulars of the LICENCED PRODUCTS made, USED and SOLD by LICENCEE and AFFILIATES and SUBLICENCEES during the preceding three (3) months under this LICENCE AGREEMENT as are pertinent to an accounting for royalty under this LICENCE AGREEMENT. These shall include at least the following, separately stated as to the LICENCED PRODUCTS in FINAL PRODUCT FORM and those in BULK PRODUCT FORM:

         (i) the quantity of LICENCED PRODUCTS invoiced by LICENCEE and AFFILIATES and SUBLICENCEES during those three (3) months and the billings therefor; and

         (ii)     the allowable deductions therefrom; and

         (iii)    the calculation of royalties thereon; and

         (iv) the amount of LICENCED PRODUCTS USED or SOLD during those three (3) months; and


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         (v)      the calculation of royalties thereon; and

         (vi)     the total royalties so calculated.

         Simultaneously with the delivery of each such report, LICENCEE shall pay to LICENSOR the royalty and any other payments due under this LICENCE AGREEMENT for the period covered by such report. If no royalties are due, it shall be so reported. Royalties shall be paid to LICENSOR at LICENSOR's office specified for the purposes of giving notice in Article 12 hereof.

(k) All amounts payable hereunder by LICENCEE to LICENSOR shall be payable in United States Dollars. In the event any LICENCED PRODUCT shall be SOLD by LICENCEE or an AFFILIATE or SUBLICENCEE for currency other than United States Dollars, the earned royalty payable as to such LICENCED PRODUCT under Article 4 hereof shall first be determined in the currency for which the LICENCED PRODUCT was SOLD and then converted into its equivalent in United States Dollars, as follows:

         (i) the average rate applicable to the transfer of funds arising from royalty payments as established by the exchange control authorities of the country of which the currency of such funds is the national currency for the accounting period for which payment is thus made; or

         (ii) if there is no applicable rate so established, then the average selling rate for United States Dollars as published by leading commercial banks in the major city of the country of which such foreign currency is the national currency for such accounting period; or

         (iii) if there is no rate so published, then the average buying rate for such foreign currency as published by leading United States banks for such accounting period.

         If the law or regulations of any country shall at any time operate to prohibit the transfer of funds therefrom to the United Kingdom, LICENCEE shall have the right to pay royalties hereunder on account of the SALES or USE in such country by depositing local currency to the account of LICENSOR in a bank in such country and notifying LICENSOR to such effect. LICENCEE shall thereafter co-operate with LICENSOR by all lawful means to obtain the lawful release of said funds to LICENSOR but shall have no further responsibility therefor.


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(l)      In the event that any payment required under this LICENCE AGREEMENT shall be overdue, LICENCEE shall pay interest thereon at an annual rate equivalent to the United Kingdom Clearing Bank Base Lending Rate computed from the date when the payment became due; provided, however, that if such rate shall be in excess of that allowed by applicable law, then the highest rate permitted by law shall apply. Payment shall be deemed to have been made when received by LICENCEE.

(m) In the event that royalties are to be paid by LICENCEE to a party who is not an AFFILIATE of LICENCEE for LICENCED PRODUCT for which royalties are also due to LICENSOR pursuant to Article 4(f) hereof then the royalties to be paid to LICENSOR by LICENCEE pursuant to Article 4(f) hereof shall be reduced by one-third of the amount of such other royalties. In addition, in the event that the royalty paid to LICENSOR is a significant factor in the return realised by LICENCEE so as to diminish LICENCEE's capacity to respond to competitive pressures in the market, LICENSOR agrees to consider a reasonable reduction in the royalty paid to LICENSOR as to each such LICENCED PRODUCT for the period during which such market condition exists. Factors determining the size of the reduction will include profit margin on LICENCED PRODUCT and on analogous products, prices of competitive products, and LICENCEE's expenditures in LICENCED PRODUCT development.

5.       DILIGENCE

LICENCEE shall exercise reasonable diligence in developing, testing, manufacturing, promoting, advertising and SELLING LICENCED PRODUCTS under this LICENCE AGREEMENT. the course of such diligence LICENCEE shall, either directly or through an AFFILIATE or SUBLICENCEE to which the Licence shall have been extended pursuant to Article 2 hereof, take appropriate steps including the following:

(a) Diligently upon entering into this LICENCE AGREEMENT, establish and maintain a research and development programme or programmes in the LICENCED FIELD, or continue to conduct an existing programme or programmes, reasonably designed, funded and resourced to obtain information useful in enabling LICENCEE or AFFILIATE to prepare and file all necessary documentation, data and other evidence required for MARKETING AUTHORISATION in at least the United States of America, one country in Europe and Japan. Such submission shall in the case of


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         the United States of America be a New Drug Application (hereinafter called a "NDA") or its equivalent with the Food and Drug Administration of the United States Government.

(b) When sufficient technical and marketing data have been obtained in the sole discretion of the LICENCEE, file with an appropriate and properly empowered national regulatory authority for approval to commence, conduct or continue clinical trials of LICENCED PRODUCTS in the LICENCED FIELD in patients. Such filing shall in the case of the United States of America be an Investigational New Drug Application (hereinafter called an "IND").

(c) Proceed diligently following the granting of national approval to commission and conduct such clinical trials, associated studies and all other works as are reasonably deemed to be required for subsequent inclusion in the filing for MARKETING AUTHORISATION for such LICENCED PRODUCT.

(d) Providing the results of the clinical trials warrant it, and at the sole discretion of the LICENCEE, proceed diligently to file submissions for MARKETING AUTHORISATION in at least the United States of America or one country in Europe or Japan of at least one LICENCED PRODUCT in the LICENCED FIELD. Such submission in the case of the United States of America shall be an NDA.

(e) After such submissions are filed, diligently prosecute such submissions and file all necessary reports and respond to all reasonable requests from the pertinent regulatory authorities for information, data, samples, tests and the like; and exhaust all administrative remedies reasonably available in instances of adverse action by the pertinent regulatory authorities.

(f) In respect of all countries, proceed diligently following issue of MARKETING AUTHORISATION as follows:

         (i) use reasonable efforts to make and SELL LICENCED PRODUCT'S in the LICENCED FIELD;

         (ii) advertise, promote the SALE of and otherwise employ marketing and sales technique reasonably designed to develop a public demand for LICENCED PRODUCTS in the LICENCED FIELD and satisfy such public demand;

         (ii) upon reasonable written request of LICENSOR, furnish LICENSOR with representative copies of all advertising,


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                  sales and promotional material relating to such LICENCED
                  PRODUCTS.

(g) In order to keep LICENSOR apprised of the progress of the research and development programme or programmes submit progress reports as to its activities in the LICENCED FIELD, the first such report to be submitted one (1) year from the EFFECTIVE DATE of this LICENCE AGREEMENT and further such reports to continue to be submitted annually thereafter until the SALE of LICENCED PRODUCTS within the LICENCED FIELD is approved and LICENCED PRODUCTS are being marketed on a regular commercial basis in the United States and such approval and marketing is reported in writing to LICENSOR,

(h) Within three (3) years of the EFFECTIVE DATE of this LICENCE AGREEMENT and every year thereafter until first SALE, LICENCEE shall provide LICENSOR with the following:

         (i) a written statement of LICENCEE's best estimate or forecast of its projected annual SALES for each of the first three (3) years of SALES of each product in each country in which it intends to market a LICENCED PRODUCT under this LICENCE AGREEMENT; and

         (ii) a written statement of LICENCEE's forecast of the anticipated marketing date in each country for each such product that it intends to market as a LICENCED PRODUCT, based upon the assumption that no unexpected technical or regulatory problems will arise.

(i) Subject to necessary generally sequential performance of the acts specified in Article 5 hereof, each of them is separately agreed upon and performance of one of them shall not excuse non-performance of another.

(j) Non-performance of this Article 5, or any subparagraph thereof, shall be a breach of or default under this LICENCE AGREEMENT, subject to LICENSOR's right to terminate this LICENCE AGREEMENT pursuant to
         Article 6 hereof.

(k) LICENSOR agrees to maintain information in such reports in confidence to the same extent that it maintains like information of its own in confidence, subject to LICENSOR's obligation to report information to LICENCEE.


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

6.       TERMINATION

(a) Subject to Article 12 hereof, if LICENCEE shall become bankrupt or insolvent and/or if the business of LICENCEE shall be placed in the hands of a Receiver, Assignee, or Trustee, whether by the voluntary act of LICENCEE or otherwise, this LICENCE AGREEMENT shall immediately terminate.

(b) Upon any material breach of or default under this LICENCE AGREEMENT by LICENCEE, LICENSOR may terminate this LICENCE AGREEMENT by forty-five
         (45) days written notice by registered mail to LICENCEE. Said notice shall become effective at the end of said period, unless during said period LICENCEE shall cure such breach or default.

(c) LICENCEE may terminate this LICENCE AGREEMENT at any time on three (3) months' written notice to LICENSOR.

(d) Upon termination of this LICENCE AGREEMENT for any reason, all rights granted hereunder shall revert to LICENSOR for the benefit of LICENSOR.

(e) LICENCEE's obligations to report to LICENSOR and to pay royalties to LICENSOR as to any LICENCED PRODUCT made or USED under a Licence or an immunity granted . pursuant to this LICENCE AGREEMENT prior to termination or expiration of this LICENCE AGREEMENT shall survive such termination or expiration and any termination of this LICENCE AGREEMENT shall be subject to this Article 6.

(f) Notwithstanding any other remedy provided for herein, if LICENCEE shall not make the payment provided for herein, when due, LICENSOR shall have the option, in its discretion, to terminate the Licence and rights granted under this LICENCE AGREEMENT on forty-five (45) days written notice to LICENCEE, whereupon the Licence and rights granted under this LICENCE AGREEMENT shall be terminated unless LICENCEE shall have made such payment to LICENSOR within such forty-five (45) days from the date of such notice.

(g) Upon any termination of this LICENCE AGREEMENT its provisions shall continue in force and effect to the extent necessary to effectuate any provision which by its terms clearly shall continue beyond such termination.


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

(h) Upon termination of this LICENCE AGREEMENT other than by expiry of the PATENT RIGHTS, LICENCEE shall have no Licence to make or USE LICENCED PRODUCTS.

7.       ASSIGNMENT

This LICENCE AGREEMENT shall not be assigned by LICENCEE, except as part of a sale or transfer of all or substantially all of LICENCEE's business and subject to LICENSOR's right of termination as provided for in Article 6 herein, and, in such event, only in its entirety and upon prior written approval by LICENSOR; and, the term "LICENCEE" where used in this LICENCE AGREEMENT shall thereafter mean such assignee of LICENCEE.

8.       INFRINGEMENT

(a) LICENSOR agrees to enforce its patents within the PATENT RIGHTS from infringement and sue infringers when in its sole judgement such action may be reasonably necessary, proper and justified.

(b) Notwithstanding the provisions of Article 8(a) above, provided LICENCEE shall have supplied LICENSOR with evidence comprising a prima facie case of infringement of the PATENT RIGHTS by a third party hereto SELLING significant quantities of products in competition with LICENCEE's or an AFFILIATE's or a SUBLICENCEE's SALE of LICENCED PRODUCTS hereunder, LICENCEE shall be entitled to notify LICENSOR in writing requesting LICENSOR to take steps to enforce the PATENT RIGHTS and LICENSOR shall within three (3) months of the receipt of such written request either:

         (i) cause said infringement to terminate (including termination for whatever cause); or

         (ii)     initiate legal proceedings against the infringer; or

         (iii) grant LICENCEE the right, at LICENCEE's sole expense, to bring suit against the infringer for infringement of the PATENT RIGHTS.

(c) In no event shall LICENCEE be entitled to invoke Article 8(b) above with respect to more than two alleged infringers in any one country listed with the PATENT RIGHTS at any given time even though there be more than two such infringers in such country and


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

         the provisions of Article 8(b) hereof shall not come into effect or continue in effect as to such country while LICENSOR is carrying on any such legal proceeding against two such parties therein.

(d) In the event either party hereto shall initiate or carry on legal proceedings to enforce the PATENT RIGHTS against an alleged infringer, as provided herein, the other party hereto shall fully co-operate with the party initiating or carrying on such proceedings.

(e) In the event LICENSOR shall institute suit or other legal proceedings to enforce the PATENT RIGHTS, it shall have sole control of such suit.

(f) In the event LICENCEE shall institute suit or other legal proceedings under Article 8(b) above to enforce the PATENT RIGHTS, LICENSOR shall be entitled to be represented by counsel of its choosing, at its sole expense, and LICENCEE shall be entitled to retain all damages. LICENCEE shall not discontinue or settle any such proceedings brought by it without obtaining the concurrence of LICENSOR, not to be unreasonably withheld, and giving LICENSOR a timely opportunity to continue such proceedings in its own name, under its sole control, and at its sole expense.

9.       STATUS OF THE PATENT RIGHTS

(a) LICENSOR shall diligently maintain and prosecute the patent applications filed within the PATENT RIGHT'S to obtain patents thereon. LICENSOR does not represent or warrant that any such patent will be obtained and LICENSOR shall in its sole discretion be responsible for determining whether to abandon any or all of said patent applications. Notwithstanding the aforementioned, LICENSOR shall provide LICENCEE with adequate opportunity to comment upon filing, maintenance and prosecution of the PATENT RIGHTS and the opportunity to assume the maintenance and/or prosecution of any part of the PATENT RIGHTS which LICENSOR decides to abandon.

(b) LICENCEE shall on receipt of invoices from LICENSOR reimburse LICENSOR for all reasonable costs incurred by LICENSOR in prosecuting and maintaining the PATENT RIGHTS before International and National Patent Offices. Such costs shall include but not be limited to official fees, professional services of patent agents and attorneys, renewal fees and extension fees.


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

(c) LICENSOR shall be responsible for maintaining the patents obtained on the patent applications referred to in Article 9(a) hereof.

(d) Subject to Article 9(a) hereof, nothing in this LICENCE AGREEMENT shall be construed to require LICENSOR to file or prosecute any patent application or to maintain any patent.

(e) LICENSOR will advise LICENCEE regularly of the status of all patent applications and patents within the PATENT RIGHTS.

(f) Unless mutually agreed to in writing in advance, following notification by LICENSOR of the deadline for entry of a patent application under the PATENT RIGHTS, filed under the Patent Co-operation Treaty into its National and Regional Phase, LICENCEE shall give LICENSOR thirty (30) days written notice should it wish to abandon seeking protection in any territories designated or retrospectively designated in the Patent Co-operation Treaty application.

(g) From the date of notification by LICENCEE of its wish to abandon the seeking of patent protection pursuant to Article 9(f) hereof all said applications shall cease to form a part of the PATENT RIGHTS.

(h) From the date of notification by LICENCEE of its wish to abandon the seeking of patent protection pursuant to Article 9(f) hereof LICENSOR shall cease to have any obligation whatsoever under rights embodied in said applications.

(i) LICENCEE shall co-operate with LICENSOR in seeking any extension that is available or that becomes available in respect of the term of any patent within the PATENT RIGHTS including any patent that may issue on a patent application within the PATENT RIGHTS and LICENCEE shall diligently advise LICENSOR in a timely manner of approval by the Food and Drug Administration of the United States of America to USE, SELL or market LICENCED PRODUCTS or any other governmental approval obtained by or on behalf of LICENCEE or an AFFILIATE or SUBLICENCEE that is pertinent to any such extension and LICENCEE shall supply LICENSOR with any pertinent information and data in its possession or control or that is in the possession or control of any AFFILIATE or SUBLICENCEE of LICENCEE and shall cooperate


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

         fully in assisting LICENSOR to obtain any such extension that it may seek and LICENCEE shall supply LICENSOR in a timely manner with any information and data and any supporting affidavits or documents required to comply with 35 USC 156 Extension of Patent Term (and any successor legislation) and any administrative rules or regulation thereunder or required to comply with any corresponding laws and regulations that are or shall be in effect in any country within the PATENT RIGHTS, all without further consideration. LICENCEE shall require its AFFILIATES and SUBLICENCEES to comply with this Article 9.

10.      EXCLUSIVITY

Subject to Articles 2, 6 and 12 hereof, the Licence and rights granted to LICENCEE under Article 2 hereof shall be sole and exclusive to LICENCEE in each country within the PATENT RIGHTS in that LICENSOR shall neither make nor SELL LICENCED PRODUCTS nor grant another concurrently effective Licence for LICENCED PRODUCTS for USE in the LICENCED FIELD under the pertinent PATENT RIGHTS, or any of them, during the period extending from the EFFECTIVE DATE of this LICENCE AGREEMENT until either:

         (i) the end of the term or terms of the pertinent patents in each country within the PATENT RIGHTS; or

         (ii) termination of this LICENCE AGREEMENT; whichever is first to occur.

11.      NON-USE OF NAMES

(a) LICENCEE shall not use the name of any inventor of the PATENT RIGHTS, or of any institution with which he has been or is connected, or of LICENSOR, or any adaptation of any of them, in any advertising, promotional or sales literature, without prior written consent obtained from LICENSOR in each case, which shall not be unreasonably withheld. LICENCEE shall require its AFFILIATES and SUBLICENCEES to comply with this Article 11 to the same extent that it applies to LICENCEE.

(b) LICENSOR shall not use the name of LICENCEE or its AFFILIATES or its SUBLICENCEES or any adaptation thereof, in any advertising, promotional or sales literature or in any press release without prior written consent of LICENCEE in each case, which shall not be unreasonably withheld.


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

12.      GENERAL

(a) This LICENCE AGREEMENT, including the Schedules hereto attached, constitutes the entire agreement and understanding between the parties as to the PATENT RIGHTS. All prior negotiations, representations, agreements, contracts, offers and earlier understandings of whatsoever kind, whether written or oral between LICENSOR and LICENCEE in respect of the PATENT RIGHTS, are superseded by, merged into, extinguished by and completely expressed by this LICENCE AGREEMENT.

         No aspect, part or wording of this LICENCE AGREEMENT may be modified except by mutual agreement between the LICENSOR and LICENCEE taking the form of an instrument in writing signed and dated by duly authorised representatives of both LICENSOR and LICENCEE.

(b) Any notice required or permitted to be given by this LICENCE AGREEMENT shall be given by post-paid, first class, registered or certified mail addressed to:

                                 LEUKOSITE INC.
                      215 First Street, Cambridge, MA 02142
                            United States of America
              (marked for attention of the Chief Executive Officer)

                                       or

                            IMPERIAL EXPLOITATION LTD
                   Sherfield Building, London SW7 2AZ, England
                 (marked for attention of the Company Secretary)

         Such addresses may be altered by notice so given. If no time limit is specified for a notice required or permitted to be given by this LICENCE AGREEMENT, the time limit therefor shall be ten (10) full business days, not including the day of mailings

(c) This LICENCE AGREEMENT and its effect are subject to and shall be construed and enforced in accordance with English law, except as to any issue which by English law depends upon the validity, scope or enforceability of any patent within the PATENT RIGHTS, which issue shall be determined in accordance with the applicable patent laws of the country of such patent.


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

(d) LICENSOR and LICENCEE shall endeavour to settle amicably any disputes arising under this LICENCE AGREEMENT. If the parties are unable to settle any dispute by themselves, then any such dispute arising in connection with this LICENCE AGREEMENT shall be submitted first to alternative dispute resolution proceedings and, if that fails, then such dispute shall be finally settled by arbitration conducted in England, by and in accordance with the rules then obtaining of the London Court of Arbitration and judgement upon the award rendered may be entered in the highest court of the forum having jurisdiction. The provisions of this Article 12(d) shall not apply to any dispute or controversy as to which any treaty or law prohibits settlement as contemplated under this Article.

(e) Nothing in this LICENCE AGREEMENT shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this LICENCE AGREEMENT or concerning the legal right of the parties to contract and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of this LICENCE AGREEMENT shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

(f) Notwithstanding anything to the contrary in this LICENCE AGREEMENT, nothing herein contained shall be construed as a representation by LICENSOR that the PATENT RIGHTS can be or will be used to prevent the importation by a third party hereto of a product into or the SALE or USE by a third party hereto of a product in any country within the PATENT RIGHTS where such product shall have been placed in commerce under circumstances which preclude the USE of the PATENT RIGHTS to prevent such importation or SALE or USE by reason of any applicable law or treaty.

(g) LICENCEE shall take all reasonable and necessary steps to register this LICENCE AGREEMENT in any country where such is required to permit the transfer of funds and/or payment of royalties to LICENSOR hereunder or is otherwise required by the government or law of such country to effectuate or carry out this LICENCE AGREEMENT. Notwithstanding anything contained herein, but subject to Article 12(e) hereof, LICENCEE shall not be relieved of any of its obligations under this LICENCE AGREEMENT by any failure to register this LICENCE AGREEMENT in any country, and, specifically, LICENCEE shall not be relieved of its obligation


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

         to make any payment due to LICENSOR hereunder at LICENSOR's address specified in Article 12(b) of this LICENCE AGREEMENT.

(h) It shall be the full and sole responsibility of LICENCEE and its AFFILIATES and its SUBLICENCEES to use appropriate care in the practice of any process and the manufacture and USE of any product pursuant to any Licence or immunity granted hereunder and LICENSOR shall have no right to control the manner in which or the material with which or upon which any process Licenced hereunder is practised and LICENSOR shall not be required to provide any know-how or operating instructions or other information with respect to any such process or product and LICENSOR makes no representation or warranty whatsoever with respect to any such process or product.

(i) Nothing in this LICENCE AGREEMENT shall be construed as a representation or a warranty by LICENSOR as to the validity or scope of any patent within the PATENT RIGHTS or that any process practised or anything made, USED or SOLD under any Licence or immunity granted under this LICENCE AGREEMENT is or will be free from infringement of patents of third parties.

(j) LICENCEE agrees to indemnify and hold harmless INVENTORS, LICENSOR, COLLEGE and their respective officers, directors, employees and agents from and against any and all claims, damages and liabilities asserted by third parties, both government and private, arising from LICENCEE's and AFFILIATES' and SUBLICENCEES' practice of any method covered by the PATENT RIGHTS or manufacture, USE or SALE of LICENCED PRODUCTS or the USE thereof by others including ultimate consumers.

(k) As used in this LICENCE AGREEMENT, singular includes the plural and plural includes the singular, wherever so required by the context. The headings appearing at the beginning of the numbered Articles hereof have been inserted for convenience only and do not constitute a part of this LICENCE AGREEMENT.


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

13.      EFFECTIVE DATE AND TERM

This LICENCE AGREEMENT shall become effective on the day and year first above written and shall, unless terminated earlier by one of the parties in accord with its terms, expire *********************************************************
********************************************************************************
********************************************************************************
***********************

14.      GOVERNMENT RIGHTS

(a) LICENCEE shall comply in all respects with the applicable provisions of any applicable law, requirement, regulation or determination by any Government relating to the PATENT RIGHTS and shall provide LICENSOR with any information or report required to comply with any such law, requirement, regulation or determination.

(b) Any inconsistency between this LICENCE AGREEMENT and the pertinent provisions of any law, requirement, regulation or determination by a Government shall be resolved by conforming this LICENCE AGREEMENT to such provisions of any such law, requirement, regulation or determination.

(c) Any agreement or arrangement relating to the PATENT RIGHTS between LICENCEE and any third party hereto shall be made expressly subject to the terms and conditions of this Article 14 and LICENCEE shall require such other party to comply therewith to the same extent that LICENCEE is required to comply.

(d) Any Licence or other right granted or to be granted pursuant to this LICENCE AGREEMENT and any term of exclusivity applicable to such Licence or right shall be subject to any and all applicable governmental laws and regulations relating to compulsory licensing.

15.      TAXATION

(a) All payments due under this LICENCE AGREEMENT are quoted herein as exclusive of any United Kingdom Value Added Tax or similar tax which shall be payable, or shall become payable during the term of this LICENCE AGREEMENT, in addition on rendering by LICENCEE of an appropriate invoice.


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

(b) All payments under this LICENCE AGREEMENT are quoted herein as exclusive of any Japanese withholding tax or similar tax in other countries which shall be payable, or shall become payable during the term of this LICENCE AGREEMENT, in addition on rendering by LICENCEE of an appropriate invoice.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and duly executed this LICENCE AGREEMENT on the date(s) indicated below, to be effective the day and year first above written.



For and on Behalf of IMPERIAL EXPLOITATION LIMITED

By:      /s/ Susan L. Jacobs
         --------------------
         Ms. Susan L. Jacobs

Title:   Company Secretary

Date:    11 March 1996
         -------------

For and on Behalf of IMPERIAL COLLEGE OF SCIENCE, TECHNOLOGY & MEDICINE

By       /s/ David B. Thomas
         -------------------
         Dr. David B. Thomas

Title:   Pro-Rector (Research Contracts)

Date:    11 March 1996
         -------------

For and on Behalf of LEUKOSITE INCORPORATED

By:      /s/ Chris K. Mirabelli
         ----------------------
         Dr. Christopher K. Mirabelli

Title:   Chief Executive Officer

Date:    March 25, 1996
         --------------



  * Confidential treatment requested: material has been omitted and filed separately with the Commission.